Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 7, 2013, in the Registration Statement (Form F-1) and related Prospectus of Autohome Inc. dated November 4, 2013.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

November 4, 2013